Exhibit 99.1
Earnings Release

IRET Announces First Quarter Fiscal 2019 Results

MINOT, ND, September 10, 2018 – IRET (NYSE: IRET) announced today its first quarter fiscal 2019 financial and operating results. Net income and Funds from Operations (“FFO”) per share for the three months ended July 31, 2018, are detailed below. Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended
	July 31,
Per Share	2018	2017
Net Income (Loss)	$0.01	$(0.11)
FFO	$0.08	$0.10
Core FFO	$0.09	$0.10

	Year-Over-Year Comparison	Sequential Comparison
Multifamily Same-Store Results	1Q19 vs. 1Q18	1Q19 vs. 4Q18
Revenues	3.0%	0.7%
Expenses	3.3%	3.0%
Net Operating Income (“NOI”)	2.8%	(1.0)%

Multifamily Same-Store Results	1Q19	4Q18	1Q18
Physical Occupancy	94.0%	96.4%	94.5%
Weighted Average Occupancy	93.5%	94.8%	92.9%
"We continued to improve as an organization in the first quarter of fiscal 2019," said Mark O. Decker, Jr., IRET's President and CEO. "Same-store NOI grew 2.8% year-over-year, with strong revenue growth in most markets and expense growth in line with our expectations. In addition, our sale of the Williston portfolio in the first quarter enabled us to exit a non-core market and eliminate $30 million of recourse debt. Finally, we made significant changes to our operations in the first quarter, restructuring the leadership team with a focus on achieving operational excellence. We believe that these changes will advance the speed at which we can realize our earnings potential and become the premier provider of apartment homes in our markets."
First Quarter Fiscal Year 2019 Highlights

•	Posted same-store NOI growth of 2.8%, our third consecutive quarter of year-over-year NOI growth;

•	Increased same-store revenue by 3.0% year-over-year, driven by a 2.4% rental increase and a 0.6% average occupancy increase;

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Experienced an increase in same-store expenses of 3.3% year-over-year, which is in line with expectations but does not reflect the impact of expense reduction initiatives implemented during the quarter;

•	Sold seven non-core assets in the quarter for total proceeds of $49.1 million, as described in "Dispositions" below;

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•	Took a charge of $510,000 to general and administrative expenses during the quarter related to the realignment and reduction of corporate officers;

•	Implemented operations expense reduction initiatives during the quarter that resulted in a charge to property expenses of $110,000; and

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Subsequent to quarter-end, refinanced our line of credit to increase the overall borrowing capacity from $370 million to $395 million by right-sizing our revolver commitment to $250 million, extending our existing $70 million term loan maturity to January 2024, and adding a new $75 million term loan maturing in August 2025.

Dispositions
During the quarter, we sold three apartment communities, two commercial properties, and two parcels of land for a total sale price of $49.1 million.
Balance Sheet

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At the end of the first quarter, we had $192.3 million of total liquidity on our balance sheet, including $170.0 million available on our corporate revolver and $6.0 million on our operating line of credit.

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During the quarter, we repurchased and retired approximately 118,000 common shares and redeemed approximately 90,000 Units for an aggregate cost of approximately $1.1 million, representing an average price of approximately $5.23 per share.

Quarterly Distributions
On June 5, 2018, IRET’s Board of Trustees declared a regular quarterly distribution of $0.07 per share/unit payable on July 2, 2018, to common shareholders and unitholders of record on June 15, 2018. This distribution was the 190th consecutive quarterly distribution paid by IRET since the inception of our dividends in 1971. It represents an annualized rate of $0.28 per share/unit.
The Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on July 2, 2018, to holders of record on June 15, 2018. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.
Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, September 11, 2018, at 10:00 AM ET		Replay available until September 25, 2018
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10123388
Supplemental Information
Supplemental Operating and Financial Data for the Quarter ended July 31, 2018 (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information that accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of July 31, 2018, we owned interests in 87 apartment communities consisting of 13,703 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PRC," respectively).
Forward Looking Statements
Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown

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risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance. Such risks and uncertainties are detailed from time to time in our filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, in our subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

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IRET
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
IRET TO FFO AND CORE FFO
z

	(in thousands, except per share amounts)
Three Months Ended July 31,	2018			2017
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income (loss) attributable to controlling interests	$2,916			$(11,264)
Less dividends to preferred shareholders	(1,705)			(2,286)
Less redemption of preferred shares	—			—
Net income (loss) available to common shareholders	1,211	119,245	$0.01	(13,550)	120,421	$(0.11)
Adjustments:
Noncontrolling interest – Operating Partnership	135	14,026		(1,644)	15,128
Depreciation and amortization	17,837			28,119
Gains on depreciable property sales attributable to controlling interests	(8,628)			(124)
FFO applicable to Common Shares and Units(1)	$10,555	133,271	$0.08	$13,057	135,549	$0.10

Adjustments to Core FFO:
Loss on extinguishment of debt	552			199
Transition and severance costs	510			464
Core FFO applicable to common shares and Units(1)	$11,617	133,271	$0.09	$13,720	135,549	$0.10

(1)	Units of the Operating Partnership are exchangeable for cash or, at our discretion, Common Shares on a one-for-one basis.

(2)	Net income attributable to IRET is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

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IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended July 31, 2018	Multifamily	All Other	Total
Real estate revenue	$43,089	$2,857	$45,946
Real estate expenses	18,486	1,043	19,529
Net operating income	$24,603	$1,814	$26,417
Property management expenses			(1,367)
Casualty loss			(225)
Depreciation and amortization			(18,612)
General and administrative expenses			(3,870)
Interest expense			(8,385)
Loss on debt extinguishment			(552)
Interest and other income			516
Loss before gain on sale of real estate and other investments and income from discontinued operations			(6,078)
Gain on sale of real estate and other investments			9,224
Income (loss) from continuing operations			3,146
Income (loss) from discontinued operations			570
Net income (loss)			$3,716

	(in thousands)
Three Months Ended July 31, 2017	Multifamily	All Other	Total
Real estate revenue	$35,999	$4,979	$40,978
Real estate expenses	15,734	1,793	17,527
Net operating income	$20,265	$3,186	$23,451
Property management expenses			(1,356)
Casualty loss			(485)
Depreciation and amortization			(25,338)
Loss on impairment			(256)
General and administrative expenses			(4,002)
Interest expense			(8,131)
Loss on debt extinguishment			(199)
Interest and other income			228
Loss before gain on sale of real estate and other investments and income from discontinued operations			(16,088)
Gain on sale of real estate and other investments			124
Income (loss) from continuing operations			(15,964)
Income (loss) from discontinued operations			2,685
Net income (loss)			$(13,279)

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